Exhibit 28(i)(1)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” in Post-Effective Amendment No. 30 to the Registration Statement on Form N-1A of GAMCO International Growth Fund, Inc. as filed with the Securities and Exchange Commission on or about April 30, 2015.

/s/ PAUL HASTINGS LLP
PAUL HASTINGS LLP
New York, New York

April 30, 2015